EXHIBIT 99.1

WATCHME PROFILE MEDIA SERVICES, INC.
PRE-INCORPORATION AGREEMENT

The parties to this Agreement are Oncologix Tech, Inc., a Nevada corporation registered under the Securities Exchange Act of 1934, as amended, having its principal place of business at P.O. Box 8832, Grand Rapids, MI  49318-8832 (“Oncologix”) and Melvin Brown, who resides at 3937 East Bautista Road, Gilbert, AZ 85297 (“Brown”). They have agreed as follows:

BACKGROUND AND PURPOSE

1.1.           Purpose.  The parties desire to form and operate a corporation, organized under the laws of Nevada, to be called “WatchMe Profile Media Services, Inc.” or, if that name is not available, such other name upon which they may agree (the “Company”) for the purpose of conducting a business as contemplated in the Business Plan, developed by Brown, that is attached hereto as Schedule 1.

1.2.           Financing.  Oncologix agrees to use reasonable efforts to obtain funds for investment in the Company of not less than $150,000 but has no obligation to in fact obtain such funding. All of the obligations of the parties pursuant to this Agreement are subject to the condition that such funds will be transferred to the Company as an investment by Oncologix not later than May 30, 2011.

INCORPORATION

2.1.           Organization Documents.  Articles of Incorporation, substantially in the form shown by Exhibit 2.1a attached hereto shall be duly filed with the Secretary of State of Nevada as soon as practicable after funds in the amount of $150,000 have been deposited by Oncologix to the account of the Company and the officers of the Company shall comply with all procedures necessary or advisable to cause the Company to be duly organized and existing under the laws of Nevada. The Bylaws of the Company shall be in the form shown by Exhibit 2.1b attached hereto.

2.2.           Initial Board of Directors.  The initial Board of Directors of the Company shall consist of the following persons, who shall continue to serve as such until the shareholders shall vote otherwise, unless removed by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) or more of voting power of the then outstanding shares of stock: Melvin Brown, Anthony Silverman and a third board member to be agreed upon by Melvin Brown and Anthony Silverman.

2.3.           Officers.  The parties shall take all necessary action to elect the following persons to the offices indicated:

President and Chief Executive Officer … … … … … … Melvin Brown

Vice President-Finance and Secretary …… … … … … Michael Kramarz

2.4.           Purchase and Issuance of Shares.  The parties shall purchase and the Company shall issue to the parties, as the initial capital stock of the Company, the number of shares of the common stock of the Company set forth opposite their respective names for the consideration specified below. Shares issued pursuant to this Agreement shall be fully paid and non-assessable upon receipt of said consideration by the Company.  It shall be a condition to the issuance of such shares that the parties shall have executed and delivered a Shareholder's Agreement in the form shown by Exhibit 2.4 attached hereto.

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Subscriber	Number of Shares	Consideration
Oncologix	600,000 shares	Contribution of cash in the amount of $150,000.00 together with incorporation services.
Brown	400,000 shares	Conveyance of business concepts and entry into the License Agreement and the Employment Agreement as hereinbelow provided.

2.5.           Further Agreements.  It shall be a condition to all of the obligations of Oncologix hereunder that Brown shall have executed and delivered an Employment Agreement in the form shown by Exhibit 2.5a and a License Agreement in the form shown by Exhibit 2.5b, respectively attached hereto.

2.6           Reimbursement of Legal Fees.  Oncologix shall, within thirty (30) days of the due incorporation of the Company pursuant to the provisions of this Agreement, reimburse Brown all legal fees associated with Brown’s negotiations, document reviews, document drafts, meetings and any other fees of a legal nature directly associated with the negotiation, construction and closing of this agreement; provided, however that the amount of such reimbursement shall not exceed $5,000.00. It shall be a condition to such reimbursement that Brown shall furnish Oncologix with valid invoices for such legal fees.

SHARE TRANSFER RESTRICTIONS.

3.1.           Investment Restrictions.   Each of the parties represents and warrants purchasing shares of the Company for investment and not with a view to any distribution thereof. It is understood that neither this transaction nor the aforesaid shares are being registered under any federal or state securities laws and cannot be resold unless they are registered under those laws or unless an exemption from registration is available and that the certificates and the Company's share transfer records will bear legends to that effect.

3.2.           Further Restrictions.  The parties agree that the shares of the Company will be subject to further restrictions as set forth in the Shareholder's Agreement referenced in paragraph 2.4.

4.           GENERAL AND MISCELLANEOUS

4.1.           No Assignment.  Except as specifically provided herein, neither party may assign or delegate, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party except that Oncologix may transfer the same to a successor to its business.

4.2.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt, to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the receiving party at the respective addresses first shown above. Either party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

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4.3.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the successors in interest and permitted assigns of the respective parties.

4.4.           Entire Agreement.  This Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations and existing agreements between such parties, and cannot be amended, supplemented or changed orally but only by an agreement in writing signed by the parties hereto and making specific reference to this Agreement.

4.5.           Advice of Counsel.  The parties have read the Agreement and fully understand the Agreement and acknowledge that they have been advised by their respective attorneys with respect to the advisability of entering into this Agreement and the legal effect of executing the same.

4.6.           No Waiver.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged therewith, and the waiver of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any other or subsequent breach of the same or any other provision hereof.

4.7.           Settlement of Disputes.  Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with the Agreement, or any breach of this Agreement or any such document or instrument (“Dispute”) shall be subject to the negotiation and arbitration provisions contained herein.  Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any other dispute resolution procedure or legal proceeding.  If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure.  If the parties do not reach such resolution through negotiation or mediation, then, upon notice by any party to the other parties (a “Dispute Notice”), the Dispute shall be finally settled by arbitration by a single arbitrator qualified to consider the matter in dispute.  The parties shall attempt to agree on a qualified arbitrator to hear the Dispute, provided that if the parties cannot agree on such an arbitrator within thirty (30) days of the Dispute Notice, the Dispute shall be filed with and administered by the American Arbitration Association, Phoenix, Arizona office (“AAA”) and the AAA shall select a single arbitrator qualified to consider the Dispute.  The arbitration shall be held in Phoenix, Arizona, governed by the Commercial Arbitration Rules, then obtaining, of the AAA, conducted at an arbitration hearing that shall not exceed three (3) days unless otherwise agreed by the parties.  The arbitrator may grant injunctions or other relief in such dispute or controversy and shall rule on all other evidentiary or discovery issues or requests.  The decision of the arbitrator shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrator to be entered in any court of competent jurisdiction.  The parties shall share equally the costs of the arbitrator, but each party shall be responsible for its own attorney fees and other related costs, fees and deposits, notwithstanding any provision to the contrary by statute or the rules of the American Arbitration Association.

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                4.8.           Additional Acts and Documents.  Each party hereto agrees to do all things and take all such actions, and to make, execute and deliver such other documents as shall be reasonably requested to carry out the provision, intent and purpose of this Agreement.

4.9.           Severability.  If any provision of this Agreement or the application of any provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

4.10.           Fair Construction.  The terms of this Agreement have been negotiated by the parties hereto and the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit hereunder at issue.  Without limiting the generality of the foregoing, this Agreement shall be not be construed against any party or parties because of such party's or parties' involvement in its preparation or drafting.

4.11.           Headings.  The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

4.12.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.13.           Governing Law.  This Agreement shall be construed and enforced in accordance with the internal laws of the State of Arizona applicable to agreements made and to be performed in said State.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 4th day of February, 2011.

Oncologix Tech, Inc.

By:  /s/  Anthony Silverman____
              Anthony Silverman, President

___/s/  Melvin Brown_________
             Melvin Brown

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EXHIBIT “2.1a”

PRE-INCORPORATION AGREEMENT

ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

OF

WatchMe Profile Media Services, Inc.

FIRST: The name of the corporation is WatchMe Profile Media Services, Inc.

SECOND: Its principal office in the State of Nevada is located at 6100 Neil Road, Suite 500, Reno, Washoe County, Nevada 89511. The name and address of its resident agent is The Corporation Trust Company, 6100 Neil Road, Suite 500, Reno, Nevada 89511.

THIRD: The purpose of the Corporation is to engage in any lawful act, activity and/or business for which corporations may be organized under the General Corporation Laws of the State of Nevada.

FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is Fifty Five Million (55,000,000). All such shares are to have a par value and are classified as (1) Five Million (5,000,000) shares of Preferred Stock (the "Preferred, Stock"), each share of such stock having a par value of $.001, and (ii) Fifty Million (50,000,000) shares of Common Stock (the "Common Stock"), each share of such stock having a par value of $.001.

The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

A.           Provisions Relating to the Preferred Stock.

            1.        The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter prescribed.

                2.        Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof of the following:

(i)	Whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(ii)	The number of shares to constitute the class or series and the designations thereof;

             (iii)       The par value, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

             (iv)       Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

              (v)      Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

              (vi)      The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

              (vii)    The preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (viii)   Whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) Such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

3.            The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B.       Provisions Relating to the Common Stock.

          1.     Except as otherwise required by law, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

         2.     Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         3.     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

C.      General.

         1.     Subject to the provisions of law and the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon and the holders of such shares shall not be liable for any further payments in respect of such shares.

         2.     No stockholder of this Corporation shall have, by reason of his holding shares of any class of stock of this Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares (including treasury shares) of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

3. Cumulative voting by any stockholder is hereby expressly denied.

FIFTH: The members of the governing board shall be styled "Directors" and the number thereof shall be not less than two (2) nor more than seven (7), the exact number to be fixed as provided by the Bylaws of the Corporation, provided that the number so fixed as provided by the Bylaws may be increased or decreased within the limits above specified from time to time as provided by the Bylaws.

The names and post office addresses of the first Board of Directors, which shall consist of three (3) members, are as follows:
Name Mel Brown Anthony Silverman _____________________	Address 3937 East Bautista Road Gilbert, AZ 85297 7625 East Via Del Reposa Scottsdale, AZ 85258 ______________________ ______________________

SIXTH:                         The names and post office address of the incorporator signing the Articles of Incorporation is as follows:

Name                                                              Address

John L. Stoss                                                         1747 East Morten Avenue, Suite 107
 Phoenix, AZ 85020

SEVENTH:                   The Corporation shall have perpetual existence.

EIGHTH:                      The Board of Directors is expressly authorized to make, repeal, alter,  amend or rescind the Bylaws of the Corporation. The stockholders of the Corporation shall not make, repeal, alter, amend or rescind the Bylaws of the Corporation except by the vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eighth.

NINTH:                         No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in such contract, transaction, or other act, or are directors or officers of such corporation. Any director of the Corporation, individually or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Corporation who is a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested; every director of the Corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm or corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

TENTH:

1.           Elimination of Director or Officer Liability.

                No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after incorporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this paragraph 1 of Article TENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

2.           Indemnification.

             (a)     The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys, fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

             (b)     The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

             (e)     To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b), or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense.

             (d)     Any indemnification under subparagraphs (a) and (b), unless ordered by a court or advanced pursuant to subparagraph (e), must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (1) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (3) if a quorum Consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion, or (4) by the stockholders.

             (e)     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking, whose form and conditions shall be reasonably acceptable to the Board of Directors, by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subparagraph do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.

             (f)     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this paragraph 2 of Article TENTH (1) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders disinterested directors, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subparagraph (b) or for the advancement of expenses made pursuant to subparagraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

             (g)     To the extent permitted by law, the Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and any liability and expenses incurred by him in any such capacity or arising out of his status as such.

ELEVENTH:     Subject to the rights of the holders of the Preferred Stock or any other class or series of stock that may have a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation. In addition to any requirement of law and any other provisions of these Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article Fourth of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 66 2/3 percent or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article Eleventh.

TWELFTH:     A share dividend, division or combination of the corporation's capital stock may be effected by action of the Board of Directors alone, without the approval of the shareholders.  In effecting a division or combination of the capital stock, the Board of Directors may amend these Articles to increase or decrease the par value of shares of capital stock, increase or decrease the number of authorized shares of capital stock, and make any other change necessary to assure that the rights or preferences of the holders of all outstanding shares of any class or series will not be adversely affected by the division or combination.  For the purposes of this Articles TWELFTH, an increase or decrease in the relative voting rights of the shares of capital stock that are the subject of the division or combination that arises solely from the increase or decrease in the number of shares outstanding is not an adverse effect on the outstanding shares of any class or series, including any increase in the percentage of authorized shares remaining unissued arising solely from the elimination of fractional shares.  The Board of Directors may adopt a procedure whereunder the fractional shares that result from action taken pursuant to this Article TWELFTH are eliminated and the holders thereof compensated in a manner that complies with applicable law and that the Board of Directors finds to be fair to such holders.

IN WITNESS WHEREOF, John L. Stoss, the incorporator of WatchMe Profile Media Services, Inc. executes these Articles of Incorporation of WatchMe Profile Media Services, Inc. on this _____ day of _________, 2010.

                                                                                            ______________________________________

EXHIBIT “2.1b”

PRE-INCORPORATION AGREEMENT

BYLAWS

BYLAWS

WatchMe Profile Media Services, Inc.
(A Nevada Corporation)

ARTICLE I

OFFICES

           Section 1.                       The registered office of the Corporation shall be located in Reno, County of Washoe, State of Nevada.

           Section 2.                      The Corporation may also have its executive offices and other offices at such other places, within and without the State of Nevada, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

           Section 1.                      All annual meetings of stockholders shall be held at the offices of the Corporation in the City of Phoenix, State of Arizona, or at such other place, within or without the State of Arizona, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Arizona, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

           Section 2.                      Annual meetings of stockholders shall be held on such business day in January at 10:00 a.m. as may be designated by the Board of Directors, or if the Board of Directors does not so designate an annual meeting date for any year then the annual meeting for that year shall be held on the last Thursday of July if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m. At such annual meeting, the stockholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

           Section 3.                      Special meetings of the stockholders may be called only by the Chairman of the Board or a majority of the directors of the Board of Directors.

           Section 4.                      Written or printed notice signed by the Chairman of the Board, the President, a Vice President, the Secretary, or an Assistant Secretary and stating the place, day and hour of the meeting of the stockholders and the purpose or purposes for which the meeting is called shall be given to each stockholder of record entitled to vote at such meeting either by delivering such notice personally to such stockholder or by depositing such notice in the United States mail addressed to the stockholder at his, her or its address as it appears on the stock transfer books of the Corporation, with proper postage prepaid, not less than ten (10) nor more than sixty (60) days before the day of the meeting, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting.

           Section 5.                      Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

           Section 6.                      The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided in the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation").  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some stockholders prior to adjournment.

           Section 7.                      If a quorum is present, unless the Articles of Incorporation provide for a different proportion, action by the stockholders entitled to vote on a matter other than the election of directors, is approved by and is the act of the stockholders, if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class must exceed the number of votes cast in opposition to the action by the voting power of each such class.

           Section 8.                      Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series within a class are limited or denied by the Articles of Incorporation or by the resolutions of the Board of Directors establishing such class or series pursuant to the Articles of Incorporation. At any election for directors, every stockholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him, her or it for as many persons as there are directors to be elected and for whose election such stockholder has a right to vote. Stockholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

           Section 9.                      A stockholder may vote in person or may be represented and vote by a proxy or proxies appointed by such stockholder by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, and such instrument does not specify the manner in which such proxies may exercise the powers conferred by such instrument, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated. No such appointment of proxy shall be valid except for the meeting (including all adjourned sessions thereof) for which it was given. No such appointment of proxy shall be valid after the expiration of six (6) months following the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed the earlier of eleven (11) months following the date of its execution or the conclusion of the meeting (including all adjourned sessions thereof) for which such appointment of proxy was given. Subject to the above, any appointment of proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable.

           Section 10.                      The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

           Section 11.                      Subject to the rights of the holders of the preferred stock or any other class or series of stock that may have a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by any consent in writing by such stockholders.

           Section 12.                      Voting at meetings of stockholders may be oral or by ballot at the discretion of the Chairman of the meeting, except that such voting shall be by written ballot if a vote by written ballot is demanded by a majority of the stockholders present at such meeting.

           Section 13.                      Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election or directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in accordance with the foregoing procedure.

           Section 14.                      The Chairman of the Board shall have the power and authority to limit attendance at any meeting of the stockholders to (a) the Corporation's stockholders and (b) their validly appointed proxies.

           Section 15.                      The Chairman of the Board, or in his or her absence, the Vice Chairman of the Board, shall be the chairman of any meeting of the stockholders and shall determine the order of business and rules for the conduct of any such meeting.

ARTICLE III

DIRECTORS

           Section 1.                      The number of directors of the Corporation shall be not fewer than two (2) nor more than seven (7) as shall be established from time to time by resolution of the Board of Directors of the Corporation. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be elected at the annual meeting of the stockholders, except as provided in Section 2, below, and each director shall hold office until his or her successor is elected and qualified.  Directors need not be residents of the State of Nevada or stockholders of the Corporation.

           Section 2.                      Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual election of directors and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

           Section 3.                      The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

           Section 4.                      Subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, any director may be removed from office at any time, but only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

           Section 5.                      Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada.

           Section 6.                      The first meeting of each newly elected Board of Directors shall be at such time and place as shall be fixed by the vote of the stockholders at the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting of the newly elected Board of Directors is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

           Section 7.                      A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders’ meeting may have been informed of at or prior to the time of their election.  Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.  Each such meeting shall be held at such time as shall be designated by the Chairman of the Board. At such meetings, the Board of Directors may transact such business as may properly come before the meetings.

           Section 8.                      Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary on the written request of two (2) of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the day of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

           Section 9.                      A majority of the directors shall constitute a quorum for the transaction of business. The act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lesser number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

            Section 10.                      Any director may resign at any time by mailing or delivering or by transmitting by telegram, cable, written notice, facsimile, e-mail or other such electronic transmission of his or her resignation to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

           Section 11.                      Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board of Directors or such committee. All such unanimous written consents shall be filed with the minutes of the proceedings of the Board of Directors or such committee.

           Section 12.                      The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more directors to constitute an Executive Committee that, to the extent provided in such resolution (if not expressly denied by applicable law or the Articles of Incorporation) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers that may require it. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it, him or her by law.

           Section 13.                      The Board of Directors may, by resolution adopted by a majority of the Board of Directors, designate one or more committees in addition to the Executive Committee, each such other committee to consist of one or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not theretofore granted to the Executive Committee and if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report such minutes to the Board of Directors when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility imposed upon it, him or her by law.

           Section 14.                      The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director or may be awarded stock options in lieu of cash payments or receive a combination of stock options and cash payments, as the same may be determined from time to time by the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

ARTICLE IV

NOTICES

           Section 1.                      Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when such notice shall be mailed. Notice to directors may also be given by telegram, facsimile, e-mail or other similar electronic transmission, and shall be deemed delivered when such notice shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid or upon receipt of confirmation of such facsimile, e-mail or similar electronic transmission by the director.

           Section 2.                      Whenever any notice is required to be given to any stockholder or director under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

           Section 3.                      Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

           Section 1.                      The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except that one person shall not hold the offices of Chairman of the Board and Secretary, Chief Executive Officer and Secretary or President and Secretary.

           Section 2.                      The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (one or more of which may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer, none of whom need be a member of the Board of Directors, except the Chairman of the Board.

           Section 3.                      The Board of Directors or the Chairman of the Board may from time to time elect or appoint a Controller and such assistant officers as the Board of Directors or the Chairman of the Board, as the case may be, may deem necessary or desirable. Any such elections or appointments made by the Chairman of the Board shall be reported to the Board of Directors at its next succeeding regular meeting.

           Section 4.                      The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

           Section 5.                      Each officer and assistant officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his or her successor is duly elected or appointed, or until his or her earliest death, resignation or removal from such office. Any officer or member of any committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

           Section 6.                      The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. During the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board.

           Section 7.                      The Vice Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Vice Chairman of the Board shall have authority, without additional authorization from the Board of Directors, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. During the absence or disability of the Vice Chairman of the Board, the Chief Executive Officer (if a different person) shall perform the duties of the Vice Chairman of the Board.

           Section 8.                      The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board if a different person holds such office, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

           Section 9.                      The President shall be the Chief Operating Officer of the Corporation and shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.  The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

           Section 10.                      The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents. Senior Vice Presidents shall be senior to Vice Presidents.  They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

           Section 11.                      The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book or books to be kept for that purpose and shall perform similar duties for any committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the President. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix such seal to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

           Section 12.                      The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.

           Section 13.                      The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

           Section 14.                      The Treasurer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors, taking proper vouchers of such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. He or she shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President.

           Section 15.                      If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

           Section 16.                      The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or the Treasurer may from time to time prescribe.

ARTICLE VI

ELIMINATION OF DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

OF OFFICERS, DIRECTORS AND OTHERS

           Section 1.                      No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer occurring on or after incorporation; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (a) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

           Section 2.                      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of the fact that he or she is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that  the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or of such employee benefit plan or trust, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

           Section 3.                      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or by or in the right of any employee benefit plan or trust to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that he or she is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or of such employee benefit plan or trust, or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           Section 4.                      To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article VI, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

           Section 5.                      Any indemnification under Sections 2 and 3 of this Article VI, unless ordered by a court or advanced pursuant to Section 6 of this Article VI, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (b) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; (c) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or (d) by the stockholders.

           Section 6.                      The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.

           Section 7.                      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI: (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders, disinterested directors, or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article VI, or for the advancement of expenses made pursuant to Section 6 of this Article VI, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

           Section 8.                      The Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, for any liability asserted against him or her and any liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such.

ARTICLE VII

CERTIFICATES FOR SHARES

           Section 1.                      The Corporation shall deliver certificates representing all shares to which stockholders are entitled; such certificates shall be signed by the Chairman of the Board, or the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Such certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate or that the shares are without par value.

           Section 2.                      The signatures of the Chairman of the Board, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance.

           Section 3.                      The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation's transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation that are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

           Section 4.                      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

           Section 5.                      For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

           Section 6.                      The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

ARTICLE VIII

GENERAL PROVISIONS

           Section 1.                      The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

           Section 2.                      The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

           Section 3.                      The Board of Directors must, when required by the holders of at least one-third (1/3) of the outstanding shares of the Corporation, present written reports of the situation and amount of business of the Corporation.

           Section 4.                      All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.

           Section 5.                      The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

           Section 6.                      The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

AMENDMENTS

           Section 1.                      These Bylaws may be altered, amended or repealed or rescinded, or new bylaws may be adopted, by the vote of a majority of the entire Board of Directors at any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such meeting. The stockholders of the Corporation shall have the power to alter, amend, repeal or rescind any provision of these Bylaws, or adopt new bylaws, only to the extent and in the manner provided in the following sentence. In addition to any Requirements of law and any other provision of these Bylaws or the Corporation's Articles of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article VIII of the Corporation's Articles of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Bylaws, the Corporation's Articles of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or rescind any provision of these Bylaws, or adopt new bylaws.

DATED:                      ___________ __, 2011.

                                                                                WatchMe Profile Media Services, Inc.

                                                                                __________________________________________
                                                                                _________________________________, President

ATTEST:

________________________________
_______________________, Secretary

EXHIBIT “2.4”

SHAREHOLDER'S AGREEMENT

SHAREHOLDER’S AGREEMENT

THIS SHAREHOLDER’S AGREEMENT (the “Agreement”) is made and entered into as of the _____ day of ______________, 2011, by and among WatchMe Profile Media Services, Inc., a Nevada corporation (the “Corporation”), Melvin Brown (“Brown”) and Oncologix Corporation, a Nevada corporation (“Oncologix”). In this Agreement, Brown and Oncologix, together with subsequent holders of the Corporation’s stock, may be referred to collectively as the “Stockholders,” or individually as the “Stockholder.” The parties have agreed as follows:

R E C I T A L S:

A. The Stockholders presently own all of the issued and outstanding shares of the Corporation’s voting and nonvoting common stock (such shares of stock, together with all other shares of the Corporation’s voting and nonvoting common stock which hereafter may be issued, are collectively referred to herein as the “Shares”).

B. The Stockholders and the Corporation desire to make certain provisions as hereinafter set forth relating to (1) the rights of the Stockholders, and those other persons or entities that hereafter may become stockholders of the Corporation, to purchase or acquire Shares, to pledge, encumber, sell, transfer or otherwise dispose of Shares which they may own or hereafter may acquire;  and (2) the rights of the Corporation to purchase and acquire Shares and to permit the transfer or issuance of Shares.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Restrictions on Transfer and Issuance.

(a) Restrictions on Stockholders. No Stockholder shall sell, assign, transfer, give, donate, pledge, deposit, alienate, bequeath, devise or otherwise encumber or dispose of, in any way or manner whatsoever, any Share now held by the Stockholder (or hereafter acquired by the Stockholder as the result of an issue by the Corporation or a transfer from another Stockholder), except as expressly provided in this Agreement and in accordance with its terms and conditions.

(b) Restrictions on Corporation.  Except in accordance with the terms and conditions of this Agreement, the Corporation shall not (i) cause or permit the transfer of any Shares to be made on its books; or (ii) repurchase, redeem or otherwise acquire any Shares.

2.	Stockholders’ Limited Right to Sell Shares.

(a) Bona Fide Offer to Purchase Shares.  If any Stockholder at any time desires to sell any or all of the Shares now owned or hereafter acquired by the Stockholder, that Stockholder shall first (i) obtain a bona fide monetary offer in writing (hereinafter, the “Offer”) for the purchase of all, but not less than all, of the Shares then held by the selling Stockholder (the “Selling Stockholder”), setting forth the proposed price per share and the other terms and conditions upon which the purchase is to be made, the name, address and telephone number of the prospective purchaser and the representation and warranty of the proposed purchaser that he will execute a counterpart of this Agreement if the Shares are transferred to him, that the Shares are being acquired for investment and not with a view toward the redistribution thereof, and that, if applicable, the transfer of Shares to the proposed purchaser will not terminate the Corporation’s election (if any effective at that time) to be taxed as an S Corporation under Section 1361 of the Internal Revenue Code of 1986, as amended;  (ii) transmit a copy of the Offer to the Corporation and to all nonselling Stockholders; and (iii) offer in writing to sell all of his Shares at the lesser of either (A) the Agreed Value Per Share, as determined pursuant to subparagraph 2(f) and upon the payment terms set forth in subparagraph 2(g), or (B) the proposed price per share and upon the payment terms contained in the Offer. It is understood, however, that the Corporation is not now taxed as an S Corporation and that there are no plans for any change in that status.

            (b) Option of the Corporation.  For a period of fifteen (15) days after the submission of the Selling Stockholder’s offer to the Corporation, the Corporation shall have the option, exercisable by written notice to the Selling Stockholder with copies to the nonselling Stockholders, to purchase all or any part of the Shares of the Selling Stockholder at the lesser of either (i) the Agreed Value Per Share, as determined pursuant to subparagraph 2(f), and upon the payment terms set forth in subparagraph 2(g), or (ii) the proposed price per share and upon the payment terms contained in the Offer.

(c) Option of Nonselling Stockholders.  If the Corporation does not fully or timely exercise its option in accordance with subparagraph 2(b), the Selling Stockholder shall then offer in writing to sell all of his Shares which were not purchased in accordance with subparagraph 2(b), to the non-selling Stockholders at the lesser of either (i) the Agreed Value Per Share, as determined pursuant to subparagraph 2(f), and upon the payment terms set forth in subparagraph 2(g), or (ii) the proposed price per share and upon the payment terms contained in the Offer.  For a period of fifteen (15) days after the submission of the Selling Stockholder’s offer to the nonselling Stockholders, each of the nonselling Stockholders shall have the option, exercisable by written notice to the Selling Stockholder, to purchase a portion of the Shares of the Selling Stockholder which were not purchased in accordance with subparagraph 2(b), with each purchasing Stockholder having the option to purchase that number of Shares which bears the same ratio to the total number of the Selling Stockholder’s remaining Shares as the number of Shares held by the Stockholder bears to the total number of Shares held by all Stockholders who wish to exercise the options (or in those amounts as those Stockholders may otherwise agree among themselves), at the lesser of the amounts described in this subparagraph 2(c) at (i) and (ii), above; provided, however, that no Stockholder shall have the right to exercise his, her or its option under this subparagraph 2(c) unless and until the Stockholder shall have guaranteed any and all debts and obligations of the Corporation of which the other Stockholders are themselves guarantors.

(d) No Partial Sales.  In order for any or all of the Corporation or the nonselling Stockholders to exercise their respective options under this Paragraph 2, the Corporation and the nonselling Stockholders must, collectively, purchase all, but not less than all, of the Shares of the Selling Stockholder.  The Corporation and the nonselling Stockholders shall have no obligation, however, to purchase any or all of the Shares of the Selling Stockholder.  If the Selling Stockholder does not receive commitments, collectively, from the Corporation and the nonselling Stockholders to purchase all, but not less than all, of the Shares of the Selling Stockholder within the option periods set forth in this Paragraph 2, then the options given hereunder to the Corporation and the nonselling Stockholders that arose upon the notices given pursuant to this Paragraph 2 shall be deemed to have lapsed.  Ownership in any of the Selling Stockholder’s Shares shall not be transferred or conveyed to the Corporation or the nonselling Stockholders unless and until enough options have been properly and timely exercised to purchase all of the Selling Stockholder’s Shares.

(e) Acceptance of the Offer.  If, at the end of the last of the option periods referred to in this Paragraph 2, options have not been exercised to purchase all of the Shares pursuant to subparagraph 2(d), the Selling Stockholder shall be free for a period of sixty (60) days thereafter to sell all, but not less than all, of his, her or its Shares to the prospective purchaser at the price and upon the terms and conditions set forth in the Offer, provided that (i) the purchaser of those Shares shall be bound by all of the terms and conditions of this Agreement;  and (ii) if the Shares are not so disposed of within the sixty (60) day period, those Shares shall continue to be subject to all of the terms and conditions of this Agreement and the Selling Stockholder shall not be permitted to sell those Shares without again complying with the provisions of this Paragraph 2.

(f) Agreed Value Per Share.  The Agreed Value Per Share at the date of this Agreement is set forth on Exhibit “A” attached hereto and made a part hereof.  The Board of Directors of the Corporation may at any time, and from time to time, redetermine by majority vote the Agreed Value Per Share, and each redetermination shall be set forth in a revised Exhibit “A,” which shall be attached hereto and made a part hereof, and shall be the Agreed Value Per Share until a subsequent redetermination.  If the Agreed Value Per Share is not specified within six (6) months of the Board of Directors’ annual meeting date, the Agreed Value Per Share at that date shall be the last determined Agreed Value Per Share plus the increase, or minus the decrease, in the Net Book Value Per Share from the end of the Corporation’s fiscal quarter immediately preceding the date on which the Agreed Value Per Share was last determined to the end of the Corporation’s last fiscal quarter preceding the applicable date.  For purposes of this Agreement, the term “Net Book Value Per Share” means the quotient of the fraction, the numerator of which shall be the Corporation’s total assets less the Corporation’s total liabilities (including contingent liabilities), and the denominator of which shall be the total number of Shares issued and outstanding, all as determined or confirmed by the Corporation’s treasurer or the Corporation’s regularly engaged independent certified public accountants, if any, in accordance with generally accepted accounting principles consistently applied with past periods, as of the close of the Corporation’s last fiscal quarter preceding the Settlement (as hereinafter defined) for the purchase of the Shares in accordance with this subparagraph 2(f); provided, however, that the determination shall be made by assuming that all warrants, options and other rights to subscribe for or purchase any additional Shares and other securities convertible into Shares had been exercised, subscribed for or converted, as the case may be, but that the exercise, subscription or conversion prices had not been paid.

(g) Terms of Payment of Purchase Price.

(i)           If options have been exercised to purchase all of the Shares of the Selling Stockholder and the proposed price per share is less than the Agreed Value Per Share, the purchase price for those Shares shall be paid in accordance with the terms of the Offer; provided, however, that no part of the purchase price shall be paid before the Settlement (as hereinafter defined).

(ii)           If options have been exercised to purchase all of the Shares of the Selling Stockholder and the Agreed Value Per Share is less than the proposed price per share, the purchase price for those Shares shall be paid as follows: (A) by cash or by bank cashier’s check in an amount equal to twenty percent (20%) of the purchase price, and (B) in installments, evidenced by a note in the aggregate amount of the unpaid balance of the purchase price.

(iii)           For purposes of this Agreement, the term “note” means a negotiable promissory note of the purchaser, representing the unpaid balance of the purchase price, that:

(A)           is payable in substantially equal consecutive monthly installments of interest and principal over a period of seven (7) years, the first monthly installments being due one (1) month after the Settlement;

(B)           bears interest at the rate of ten percent (10%) per annum;

(C)           provides that the maker may prepay all or any portion of the unpaid balance thereunder at any time without penalty;

(D)           provides that a default in the payment of any installment of either principal or interest may at the payee’s option, cause the unpaid balance to be immediately due and payable; and

(E)           represents a recourse obligation of the maker and is executed by the maker.

3.           Permitted Transfer of Shares.  Notwithstanding the provisions set forth in Paragraph 2 hereof, any Stockholder may transfer all or a portion of his Shares, without obtaining the consent of the Corporation or any other Stockholder, but with at least sixty (60) days prior notice to the Corporation with supporting documentation as to the qualification of such transfer under this Section 3,  as follows:

(a) the transfer by the Stockholder of all or a portion of his Shares, whether during his lifetime or upon his death (in trust or otherwise), to or for the benefit of any member of his immediate family (i.e. spouse, parents, children, including those adopted, their direct descendants and the spouses of any of them);

(b) the distributions of Shares by the Stockholder that is a trust to the beneficiaries thereof in accordance with the terms of the trust instrument;

(c) the transfer to a corporation,  partnership,  limited liability company or other entity of which the Stockholder is the sole owner and which, by its terms of organization and existence cannot have any other owners;

(d) the transfer to and from a Stockholder that is a trust formed for the purpose of holding and voting Shares (i.e., voting trust).

Any transfer of Shares permitted under this Paragraph 3 shall be expressly conditioned upon compliance by the transferring Stockholder with any applicable terms and conditions of this Agreement, and upon the transferee’s agreement to be bound by all of the terms and conditions of this Agreement. In addition, notwithstanding the occurrence of a transfer permitted under this Paragraph 3, the transferor Stockholder shall continue to be deemed to be the Stockholder for purposes of the events giving rise to options to purchase the Shares so transferred specified in any provision of this Agreement, and the transferee of any Shares transferred pursuant to the provisions of this Paragraph 3 shall be obligated to sell the Shares in accordance with this Agreement.

4.           Death of a Stockholder.

(a)   In the event of the death of a Stockholder, the Corporation shall have the option to purchase from the personal representative or administrator of such Stockholder, and such personal representative or administrator shall sell to the Corporation, the Shares held by the deceased Stockholder at his death.  The purchase price for such Shares shall be the Agreed Value Per Share as described in subparagraph 2(f) hereof, payable in accordance with the provisions of this Paragraph 4.

(b)   Insurance and Payment of Purchase Price.  The purchasers may, for their own benefit and to provide themselves with a fund to be used in purchasing said Shares, acquire a policy or policies of life insurance (the “Policies”) upon the life of a Stockholder (the “Insured”), which Policies shall be made payable to the purchasers (the “Owner”) and, if and when obtained, shall be listed on Exhibit “B” to be attached hereto.

(i) With respect to the Policies, except as otherwise agreed between the parties (A) any premiums payable upon the Policies shall be paid by the Owner;  (B) any dividends that may be payable upon the Policies shall be disposed of as directed in the application therefore, or as afterward directed by the Owner; and (C) any provisions of the Policies notwithstanding, it is agreed that all of the rights, benefits, privileges and options pertaining to the Policies including, without limitation, the right to borrow on the Policies or to change the beneficial interest thereunder, shall be exercised only by the Owner and that the Insured shall have no right, title or interest in or to such Policies.

(ii) Upon the death of the Insured, the Owner shall forthwith submit proof of claim with respect to any and all Policies of insurance subject hereto and issued upon the life of such Insured, which Policies were payable to the Owner upon the death of such Insured.  Said Owner shall receive, use and apply all proceeds received under said Policies as follows:

(A) In the event the proceeds of the Policies shall be less than the purchase price of the Shares to be purchased in accordance with the provisions of this Paragraph 4, the Owner shall pay or cause to be paid all of said proceeds and, in addition, shall pay the balance of the purchase price as follows:  (1) by cash or by bank cashier check in an amount equal to twenty percent (20%) of the balance of the purchase price, and (2) in installments, evidenced by a note (as defined in subparagraph 2(g)) in the aggregate amount of the unpaid balance of the purchase price, in full payment of the purchase price for such Shares.

(B) In the event the proceeds of the Policies shall be equal to the purchase price of the Shares to be purchased in accordance with the provisions of this Paragraph 4, the Owner shall pay over all said proceeds in full payment of the purchase price for such Shares.

(C) In the event the proceeds of the Policies shall be in excess of the purchase price of the Shares to be purchased in accordance with the provisions of this Paragraph 4, the Owner shall pay over a portion of the proceeds in an amount equal to the purchase price for the Shares in full payment of the purchase price for such Shares.  Such excess of proceeds over the purchase price shall be retained by or on behalf of the Owner free from all of the provisions hereof.

(iii) Upon the termination of this Agreement, the Stockholders who were insured under any Policies may purchase the Policies naming them as the Insured from the Owner.  The purchase price to be paid for each such Policy shall be an amount equal to the interpolated terminal reserve thereof, plus an amount equal to the unearned premium thereof, if any, less the amount of any indebtedness thereon, including any outstanding interest thereon, all as determined by the issuing insurance company as of the date of the termination of this Agreement.  Such purchase price shall be paid to the Owner or its successors and assigns as soon as is reasonably possible, but in no event later than sixty (60) days after the issuing insurance company has notified the parties as to the amounts of the components comprising the purchase price.  If any Stockholder dies after the termination of this Agreement, and before making said required payment, the Owner or its successors and assigns shall receive all of the proceeds and avails of the Policies on such Stockholder, and after deducting therefrom an amount equal to the purchase price (as determined in the manner hereinabove set forth), shall forthwith pay the entire balance of the proceeds and avails of the said proceeds to the personal representative or administrator of such Stockholder on whose life such Policies were issued.

(c) In the event no Policies have been issued on the life of the deceased Stockholder, the purchase price for such Stockholder’s Shares shall be at the Agreed Value Per Share as determined pursuant to subparagraph 2(f) and upon the payment terms set forth in subparagraph 2(g).

5.   Disability or Retirement of a Stockholder.  In the event of the disability or retirement of a Stockholder, the Corporation shall have the option to purchase the Shares held by such Stockholder within the sixty (60) day period following such event. The purchase price for such Shares shall be at the Agreed Value Per Share, as described in subparagraph 2(f) hereof and payable in accordance with subparagraph 2(g). Notwithstanding the foregoing, the provisions concerning terms of payment and the rights and obligations with respect to any insurance policies purchased in connection therewith shall be the same as those provisions set forth in subparagraph (b) hereof.  For purposes of this Agreement, the term “disability” means a physical illness or disability, advanced age, chronic disease, mental deficiency, mental disorder, chronic use of drugs, chronic intoxication or other cause, to the extent that the Stockholder lacks sufficient understanding or capacity to make or communicate responsible decisions concerning his person, or any other such cause or disorder which renders the Stockholder incapable of continuing his employment with the Corporation; provided, however, such impairment must be certified by a competent physician who is acceptable to the Corporation or by a judicial determination, and it must be shown that such impairment has continued or will continue for a period of not less than six (6) months.  For purposes of this Agreement, the term “retirement” shall refer to the termination of employment of a Stockholder at age sixty-five (65), except as may be otherwise provided in a written employment agreement or similar written arrangement between the Corporation and such Stockholder.

6.           Spousal Interest.

(a)  Community Property.  Except for a spouse who is a Stockholder, the spouse of each Stockholder who owns his Shares as community property shall be bound by the terms of this Agreement, and such Stockholder shall cause his spouse to execute a consent to this Agreement in the form set forth on Exhibit “C” (“Consent”).  The Stockholders acknowledge and respect that the spouse of a Stockholder may have a community property interest in the Shares held by a Stockholder, and that neither the provisions of this Paragraph 6 nor the consent attached hereto constitutes a waiver of any such spousal rights.

(b)      Separate Property.  Each Stockholder who has acquired his Shares by purchase with funds separately owned by the Stockholder, or by gift, devise or inheritance, shall hold such Shares as his sole and separate property.  A Stockholder whose Shares are owned as his sole and separate property shall cause his spouse to execute a disclaimer expressly disclaiming any and all rights to any claim to any portion of the Shares owned by the spouse-Stockholder as his sole and separate property, which disclaimer shall be in the form set forth on Exhibit “D” (“Disclaimer”) and shall be executed concurrently with the execution of this Agreement.

(c)  Subsequent Marriage.  In the event of the marriage of a Stockholder subsequent to the execution of this Agreement, such Stockholder shall cause his spouse to execute either a Consent or a Disclaimer.  If such Stockholder fails to deliver to the Corporation either an executed Consent or Disclaimer within thirty (30) days of his marriage, the Corporation and thereafter the other Stockholders shall have the options to purchase such Stockholder’s Shares under the terms and conditions set forth in this Agreement.

7.           Termination of Marriage. Each Stockholder agrees and acknowledges that it is in the best interests of the Corporation and its Stockholders that the Shares be subject to the provisions of this Agreement and that each Share be retained by the Stockholder in the event of the termination of such Stockholder’s marriage. Therefore, in the event that the marriage of any Stockholder is terminated by divorce, dissolution or legal separation, the spouse of that Stockholder shall not be entitled to receive any Shares, or any part thereof, under either a court decree or property settlement agreement. If, however, a court of competent jurisdiction should grant the Shares, or any portion thereof, to a spouse of a Stockholder pursuant to a decree of divorce, dissolution or legal separation, then such Stockholder shall have an option to purchase such Shares from the spouse. This option shall be exercised, if at all, within thirty (30) days after the date of entering of the decree of divorce, dissolution or legal separation. The purchase price shall be the lesser of (a) the value set forth in the decree of divorce, dissolution or legal separation, or (b) the Agreed Value Per Share.  If such Stockholder fails to exercise his option within the above-described thirty (30) day period, then first the Corporation, for a thirty (30) day period after receipt of written notice of such Stockholder’s failure to exercise his option, and then the other Stockholders, for a thirty (30) day period thereafter, shall have the option to purchase such Shares pro rata in accordance with the terms and conditions set forth in this Paragraph. The purchase price shall be payable by the assumption by the purchasers of any indebtedness owed by such Stockholder to the Corporation and/or to the Stockholders  The balance of the purchase price (i.e., purchase price less assumed indebtedness) shall be payable in installments, with ten percent (10%) payable upon the exercise of the option, and the remainder payable in annual installments over a term of ten (10) years, with interest at the lesser of (1) the Applicable Federal Rate, or (2) ten percent (10%), per annum. The deferred purchase price shall be evidenced by a non-recourse, non-negotiable promissory note.

8.           Settlement.

(a) Time and Place of Settlement. Settlement for the purchase of Shares by the Corporation or by one or more Stockholders pursuant to any provision of this Agreement shall be held within sixty (60) days after the date of the exercise of the last option exercised (or after the occurrence of the applicable event described herein), at the principal executive offices of the Corporation during regular business hours, unless otherwise agreed to by all of the parties to the Settlement.  The precise date and hour of the Settlement shall be fixed by the “purchaser” or “purchasers” (within the time limits specified herein) upon at least ten (10) days’ written notice to the “seller.”  If more than one purchaser is involved in a Settlement and the purchasers cannot agree on a precise time of the Settlement, the precise time of the Settlement shall be fixed by the president of the Corporation (within the time limits specified herein) upon at least ten (10) days’ written notice to the purchaser and seller.

(b) Payment of Purchase Price.  The portion of the purchase price for Shares purchased pursuant to this Agreement, which is payable at the Settlement, shall be paid in cash or by bank cashier’s check, and the remainder of the purchase price, if any, shall be evidenced by a negotiable promissory note in accordance with subparagraph 2(g) herein and shall be delivered to the seller at the Settlement.

(c) Delivery of Stock Certificate.  If any Shares are sold pursuant to this Agreement, the Selling Stockholder shall deliver to the purchaser or purchasers at the Settlement the stock certificate(s) representing such Shares being sold, duly endorsed for transfer, or with duly executed stock powers attached, free and clear of all liens, claims or encumbrances, with any necessary documentary and transfer tax stamps affixed by the seller.  Each purchasing Stockholder who has not paid the full purchase price hereunder shall deliver to the Selling Stockholder, as security for the payment of the unpaid balance of the purchase price, an executed stock pledge agreement, in form reasonably satisfactory to the Selling Stockholder, together with certificates (and duly executed stock powers) representing the Shares being purchased herein for which the Selling Stockholder has not been paid in full.

9.           Release of Selling Stockholder’s Personal Guarantees or Indemnification.

(a) Release of Guarantees.  Upon the purchase of Shares by the Corporation or a Stockholder from a Selling Stockholder pursuant to this Agreement, the purchaser(s) shall (i) obtain for the Selling Stockholder a release by all creditors of the Corporation from any liability that the Selling Stockholder may have personally assumed in writing or orally as a guarantor of any debt or obligation of the Corporation or the Stockholders, or (ii) indemnify the Selling Stockholder from any debts or obligations.

(b) Indemnification.  Upon the purchase of Shares by the Corporation or a Stockholder from a Selling Stockholder pursuant to this Agreement, the purchaser(s) shall indemnify and hold the Selling Stockholder harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies resulting from any incident, occurrence or event relating to the operation of the Corporation’s business after the settlement.

10.           Copy of Agreement to be Kept on File.  The Corporation shall keep on file at its principal, executive offices and shall exhibit to any Stockholder or the Stockholder’s duly authorized representative at any and all reasonable times, an executed copy of this Agreement (together with any amendments thereto) and a copy of its most recent fiscal year end balance sheet and income statement.  The Corporation also shall mail without charge a copy of this Agreement and copies of its most recent fiscal year end balance sheet and income statement to any Stockholder within ten (10) days after a written request therefore.

11.           Stock Certificates to be Marked with Legend. All certificates representing Shares now outstanding, hereafter issued by the Corporation or transferred on the books of the Corporation, shall be marked with the following legend:

“This certificate and the shares represented hereby are held subject to the terms and conditions of a Shareholder’s Agreement dated ____________, ____________, and any amendments thereto, by and among this Corporation and its stockholders, and may not be encumbered, sold, transferred or otherwise disposed of except in accordance with the terms and conditions thereof.  A copy of the Shareholder’s Agreement and any amendments thereto is on file and may be inspected at the principal executive offices of the Corporation.”

12.           Term of Agreement.  Unless terminated sooner by agreement in writing of the Corporation and the holders of record of at least seventy-five percent (75%) of the then issued and outstanding Shares, this Agreement shall terminate when the Corporation is dissolved, put into receivership, or becomes bankrupt.

13.           Rights, Obligations and Remedies.  The rights and obligations under, and the remedies to enforce, this Agreement are joint and several as to the Corporation and each Stockholder, with each being completely free to enforce any or all of the rights or obligations under this Agreement against any of the others with or without the concurrence or joinder of any of the others.  The Shares are unique, and any violation of this Agreement could result in damages which are irreparable and difficult to quantify.  Therefore, the Corporation and the Stockholders shall each have the right and privilege to obtain, in addition to all of the other remedies which may be available under applicable law, equitable relief, including the specific enforcement of this Agreement in the event of any violations hereof.

14.           Subsequent Stockholders to Become Bound.  Before any individual, entity, estate or trust not a party to this Agreement may be entitled to be a stockholder of the Corporation, such individual, entity, estate or trust shall be required first to execute and deliver to the Corporation an agreement pursuant to which that individual, entity, estate or trust agrees to be bound by all terms and conditions of this Agreement, as it then may have been amended, and failure of any such individual, estate or trust to do so shall preclude such individual, estate or trust from becoming a Stockholder or the Corporation.

15.           Shares Held in Trust.  In the event any shares owned by a Stockholder shall be transferred to a trust, either by bequest, transfer or other means of conveyance, such Stockholder shall ensure that the provisions of such trust shall create a qualified subchapter S trust, a grantor trust, or an electing small business trust, such that the applicable trust is a permitted shareholder as described in I.R.C. §1361(c)(2).  Notwithstanding anything to the contrary contained in this Agreement, no transfer of Shares to a trust shall be registered or effective unless prior thereto:  in the case of a qualified subchapter S trust, the beneficiary (or his legal representative) agrees in writing to present to the Corporation, within thirty (30) days after the date of transfer of Shares to the qualified subchapter S trust, a copy of a properly completed election, as described in I.R.C. § 1361(d)(2), filed with respect to the trust and effective not later than the date of the transfer, and actually delivers the copy of the election as agreed; and in the case of an electing small business trust, the trustee agrees in writing to present to the Corporation, within thirty (30) days after the date of transfer of Shares to the electing small business trust, a copy of a properly completed small business trust election filed with respect to the trust and effective not later than the date of the transfer, as described in I.R.C. §1361(e)(3), and actually delivers the copy of the election as agreed.

16.           Entire Agreement; Amendment or Modification.  This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained.  This Agreement (as it relates to the issuance, encumbrance, purchase, sale, transfer or disposition of Shares) may be amended or modified at any time or times by written agreement of the Corporation and the holders of record of at least seventy-five percent (75%) of the then issued and outstanding Shares.  No amendment or modification, however, shall affect the right of any individual, entity, trust or estate to receive, or the obligation of any individual, entity, trust or estate to pay, on the terms and conditions of this Agreement, the purchase price for Shares sold pursuant to this Agreement prior to such amendment or modification.  Each party to this Agreement hereby covenants and agrees to execute, deliver, and be bound by the terms and conditions of, any amendment or modification of this Agreement affected pursuant to this paragraph and to execute and deliver all documents and instruments with respect thereto. No amendment or modification of this Agreement shall require the consent of the spouse of any married Stockholder.

17.           Deposit of Stock Certificate with Secretary. All stock certificates representing the Shares shall be deposited by the Stockholders with the Secretary of the Corporation or his designated agent.  Each Stockholder hereby irrevocably appoints the Secretary as his attorney-in-fact with full power to execute and deliver such documents as may be necessary to effectuate any and all transfers contemplated in this Agreement.

18.           Miscellaneous Provisions.

(a) Indulgences.  Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted the waiver.

(b) Controlling Law.  This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Arizona, notwithstanding any Arizona or other conflict-of-laws rules to the contrary.

(c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, when personally delivered or two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Corporation:

Attn: Michael Kramarz
P.O. Box 8832
Grand Rapids, MI  49318-8832

If to any Stockholder:

To such Stockholder’s last address appearing on the
records of the Corporation

Any party may alter the address to which communications are to be sent by giving notice of the change of address in conformity with the provisions of this subparagraph 18(c).

(d) Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer his or its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

(e) Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears hereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(f) Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(g) Construction.  Whenever the context so requires, the gender of all words used in this Agreement includes the masculine, feminine, and neuter, and the singular shall include the plural, and conversely. All references to Articles and Paragraphs refer to articles and paragraphs of this Agreement, and all references to Exhibits, if any, are to Exhibits attached hereto, if any, each of which is made a part hereof for all purposes. The parties acknowledge that each party has reviewed and revised this Agreement, and the parties hereby agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

(h) Number of Days.  In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and recognized holidays in the State of Arizona; provided, however, that if the final day of any time period falls on a Saturday, Sunday or recognized holiday in the State of Arizona, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or recognized holiday in the State of Arizona.

(i) Attorneys’ Fees.  In the event suit is brought or an attorney is retained by any party to this Agreement to enforce the terms hereof, to collect any monies due hereunder, or to collect money damages for a breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, costs of investigation and other related expenses incurred in connection therewith, as determined by the court and not a jury.

(j) Time is of the Essence.  Time is of the essence of each and every provision of this Agreement.

(k) Arbitration.  Any differences, claims or matters in dispute arising between any parties hereto out of this Agreement or connected herewith, except for claims seeking specific performance or other equitable relief, shall be submitted to binding arbitration by an arbitrator mutually agreed upon by the parties. In the event of failure to agree upon a single arbitrator, one arbitrator shall be selected by each party and the two arbitrators selected by the parties shall appoint a third arbitrator. The decision of the majority of the three arbitrators on such matters shall be final and conclusive.

(l) Preparation of Agreement and Legal Representation. This Agreement was prepared by the law firm of Plattner, Schneidman & Schneider, P.C. (the “Law Firm”), who have represented Melvin Brown in connection herewith. Each Stockholder executing this Agreement acknowledges that such Stockholder has been advised and afforded the opportunity to seek such Stockholder’s own legal counsel, separate and apart from any of the lawyers of the Law Firm, as to the expressed and unexpressed consequences of signing this Agreement and holding Shares, and that such Stockholder has either sought separate legal counsel or has chosen not to do so. While the parties have in common their desire for the success of the Corporation for the benefit of all of its Stockholders, it is understood that Oncologix is a publicly traded company, not susceptible of death or disability, whereas Melvin Brown is an individual.

(m) Notice to Stockholders of Provisions of This Agreement. By executing this Agreement or by acquiring Shares, each Stockholder acknowledges that he has actual notice of (a) all of the provisions of this Agreement including, without limitation, the restrictions on the transfer of Shares set forth herein, and (b) all of the provisions of the Articles. Each Stockholder hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Stockholder hereby waives any requirements that any further notice thereunder be given.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CORPORATION:

WatchMe Profile Media Services, Inc., aNevada corporation

By:  _____________________________________________
Its:  _____________________________________________

STOCKHOLDERS:

                                                                                                                _________________________________________________
MELVIN BROWN

ONCOLOGIX TECH, INC. , a Nevada corporation

By:  ______________________________________________
Its:  ______________________________________________

EXHIBIT “A”

SHAREHOLDER’S AGREEMENT

AGREED VALUE PER SHARE

This Exhibit “A” to that certain Shareholder’s Agreement dated as of the ____ day of _____________, 20__, is effective as of the ____ day of _____________, 20__.

The Agreed Value Per Share as of the effective date of this Exhibit “A” is ___________________ Dollars ($__________) per Share.

                                                                 Director :

                                                                                                                                                                            ________________________________________

                                                                Director :

                                                                                                                                                                            ________________________________________

                                                               Director :

                                                                                                                                                                           _________________________________________

A-1

EXHIBIT “B”

SHAREHOLDER’S AGREEMENT

POLICIES

NAME OF INSURED	COMPANY POLICY NO.	FACE AMOUNT

B-1

If Recorded Return To:

Darrin Jeffries, Esq.
Plattner, Schneidman & Schneider, P.C.
4201 N. 24th Street, Suite 100
Phoenix, AZ 85016

EXHIBIT “C”

SHAREHOLDER’S AGREEMENT

OF

WATCHME PROFILE MEDIA SERVICES, Inc., a Nevada corporation

SPOUSAL CONSENT

The undersigned, being the spouse of ___________________ who is a party to that certain shareholder’s agreement of WatchMe Profile Media Services, Inc., a Nevada corporation (the “Corporation”), dated as of the ____ day of _____________, 2010 (the “Shareholder’s Agreement”), hereby acknowledges and consents and agrees as follows:

1. My spouse is the owner of shares of stock (the “Shares”) in the Corporation;

2. I have been afforded the opportunity to read the Shareholder’s Agreement in its entirety and I have either so read the Shareholder’s Agreement or have chosen not to do so;

3. I hereby express my acceptance of the premises and of the provisions of the Shareholder’s Agreement and agree to abide by its terms. I hereby agree that at any time during the term of the Corporation, I will make, execute, and deliver any document which may be necessary to carry out the terms, conditions and provisions of the Shareholder’s Agreement;

4. In the event of my disability, I hereby make, constitute and appoint my spouse and any person designated by him/her, with full power of substitution, my agent in my name, place and stead, to make, execute, swear to and acknowledge, amend, file, record and deliver any documents deemed by my spouse necessary for the business of the Corporation including, but not limited to, any and all loan documents, promissory notes, mortgages or deeds of trust, personal guarantees and financing statements. This appointment is a “power coupled with an interest” within the meaning of A.R.S. §14-5501E., shall not be revoked, and shall survive my death or disability. I hereby give and grant to my spouse full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in connection with this appointment as fully to all intents and purposes as I may or could do if personally present, hereby ratifying all that my agent shall lawfully do or cause to be done by virtue of this appointment; and

C-1

5. This Consent is not a present transfer or release of any rights that I may have in any of the community property of my marriage including, but not limited to, the Shares.

6. It is my intent that each provision of this instrument be construed to preserve its validity, legality and enforceability to the extent possible; however, in the event any provision is declared void, illegal or unenforceable, such provision (a) if possible, shall be modified to the extent necessary to make it valid, legal and enforceable and the remainder of this instrument shall remain in full force and effect, or alternatively (b) shall be deemed not to be part of this instrument and the remainder of this instrument shall remain in full force and effect and shall be construed and enforced as if the instrument did not contain the provision held to be void, illegal or unenforceable.

7. This instrument shall be binding upon and inure to the benefit of my personal representative, heirs, successors, administrators and assigns.

8. I acknowledge and understand that the provisions of this document are legally binding upon me. I have been advised and afforded the opportunity to seek my own legal counsel, separate and apart from any of the lawyers of the Plattner, Schneidman & Schneider, P.C. law firm, as to the expressed and unexpressed consequences of signing this document, and I have either sought separate legal counsel or have chosen not to do so.

Dated this ____ day of _____________, 20__.

                                                                                                                                           _______________________________________________

STATE OF ARIZONA                        )
)  ss.
County of Maricopa                            )

The foregoing instrument was acknowledged before me this ____ day of _______________, 20__ by ___________________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                                                                                                                          ________________________________________________
                                          Notary Public
My Commission Expires:

____________________________________

C-2

If Recorded Return To:

Darrin Jeffries, Esq.
Plattner, Schneidman & Schneider, P.C.
4201 N. 24th Street, Suite 100
Phoenix, AZ 85016

EXHIBIT “D”

SHAREHOLDER’S AGREEMENT

OF

WATCHME PROFILE MEDIA SERVICES, Inc., a Nevada corporation

ACKNOWLEDGEMENT AND DISCLAIMER OF SPOUSE

The undersigned, being the spouse of ___________________ who owns shares of stock in WatchMe Profile Media Services, Inc., a Nevada corporation (the “Corporation”) acknowledges and disclaims and agrees as follows:

1. My spouse is the owner of shares of stock (“Shares”) in the Corporation.

2. This instrument is executed not for the purpose of making a gift to my spouse, but solely for the purpose of clearly showing of record that I have and I claim no interest in and to said Shares and the Corporation.

3. The Shares have at all times in the past been, are now and will in the future remain the sole and separate property of my spouse.

4. The Shares may be increased in the future through a capital contribution of sole and separate property to the Corporation by my spouse or by gift, devise or inheritance to my spouse.

5. I have and will have no past, present or future right, title, interest, claim or lien of any kind or nature whatsoever in, to or against any Shares of my spouse, now held or hereafter acquired or the Corporation including, but not limited to, any profits, gains, income, losses, credits, expenses or distributions now or hereafter received or incurred.

6. To the extent of any community property interest in any compensation received by my spouse from the Corporation for personal services rendered during marriage, I waive any and all claims, whether known or unknown, as to whether the amount of actual compensation paid to my spouse is or will be fair, adequate and reasonable for the nature of the services rendered.

7. I do hereby disclaim, remise and release unto my spouse and to his/her heirs and assigns forever, all right, title, interest, claim and demand which I may appear to have in and to said Shares and Corporation.

8. This instrument shall be admissible in any proceeding in which ownership of the Shares or the Corporation is an issue. I hereby agree that this instrument shall be deemed to be clear, convincing and conclusive evidence of my spouse’s ownership of the Shares as his/her sole and separate property.

9. I will execute any and all documents necessary to further evidence that the Shares are my spouse’s sole and separate property and not the community property of our marriage.

10. My spouse shall have the full power of disposition over the Shares as if he/she were single and unmarried, and that I will execute any document or instrument reasonably necessary or advisable for conveying, encumbering, assigning or otherwise transferring the Shares.

11. It is my intent that each provision of this instrument be construed to preserve its validity, legality and enforceability to the extent possible; however, in the event any provision is declared void, illegal or unenforceable, such provision (a) if possible, shall be modified to the extent necessary to make it valid, legal and enforceable and the remainder of this instrument shall remain in full force and effect, or alternatively (b) shall be deemed not to be part of this instrument and the remainder of this instrument shall remain in full force and effect and shall be construed and enforced as if the instrument did not contain the provision held to be void, illegal or unenforceable.

12. This instrument shall be binding upon and inure to the benefit of my personal representative, heirs, successors, administrators and assigns.

13. I acknowledge and understand that the provisions of this document are legally binding upon me. I have been advised and afforded the opportunity to seek my own legal counsel, separate and apart from any of the lawyers of the Plattner, Schneidman & Schneider, P.C. law firm, as to the expressed and unexpressed consequences of signing this document, and I have either sought separate legal counsel or have chosen not to do so.

Executed this ____ day of ______________, 20___.

                                                                                                              ___________________________________________________

STATE OF ARIZONA                        )
)  ss.
County of Maricopa                            )

The foregoing instrument was acknowledged before me this ____ day of _____________, 20__, by _______________________.

                                                                                                                                                        _________________________________________
                                        Notary Public

My Commission Expires:

_______________________________________

EXHIBIT “2.5A”

PRE-INCORPORATION AGREEMENT

LICENSE AGREEMENT

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of the ___ day of ____________, 20___, by and between MELVIN BROWN (“Licensor”) and WATCHME PROFILE MEDIA SERVICES, INC., a Nevada corporation (“Licensee”). The parties have agreed as follows:

R E C I T A L S:

A.           Licensor represent and warrants that he is the sole owner of, and has the right to grant an exclusive license with respect to certain ideas, systems, software, formulae and processes pertaining to the creation, development, implementation, and manufacture of automated interviewing systems (the “Licensed Product”), which he intends to copyright with the United States Copyright Office and patent with the United States Patent Office, as applicable.

B.           Licensee desires to obtain an exclusive license to use the Licensed Product as set forth herein.

C.           This Agreement is entered into pursuant to the terms and conditions of a certain Pre-Incorporation between these parties and Oncologix Tech, Inc, the parent corporation of Licensee and the obligations of the parties hereunder are subject to the condition that Licensee has been duly organized and financed as provided therein.

WHEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.           Grant of License.  Licensor hereby grants to Licensee, and Licensee hereby accepts, the exclusive, royalty-free (except as otherwise set forth herein) right and license of the Licensed Product to use the Licensed Product in the creation of automated interviewing systems (the “License”). All uses of the rights granted in this Agreement shall be subject to, and in compliance with, all applicable laws and regulations. Licensee acknowledges that Licensor is and shall remain the owner of the Licensed Product. The right, title and proprietary interest in the Licensed Product and any data derived therefrom, including but not limited to customer and market data, and the right, title and proprietary interest in any data obtained from end user’s use of the Licensed Product shall remain exclusively Licensor’s and shall be deemed works made for hire. To the extent that any items may not, by operation of law, be works for hire, Licensee hereby assigns to Licensor the ownership of all rights, title and interest in such items, including but not limited to, copyrights. Licensor shall have the right to obtain and hold in its own name copyrights or other protection which may be available or become available in the Licensed Product. Licensee agrees to give Licensor, its designees or assignees, all assistance reasonably required to perfect such rights, titles and interests. Licensee shall not assert any claim of ownership of, or any claim to the Licensed Product by reason of Licensee’s use thereof or otherwise and shall not challenge the validity of, or assist any third party in challenging the validity of, Licensor’s ownership or rights in, of and to the Licensed Product. Subject to Paragraph 6 below, the term of this Agreement shall continue for five (5) years with five (5) one (1) year options to extend. Notice to extend shall be delivered by Licensee to Licensor at least sixty (60) days before the expiration of the term, as such term may be extended herein.

2.           Royalty.  In the event Licensor’s employment under the Employment Agreement of even date herewith (“Employment Agreement”) is terminated by Licensee for reasons other than "Cause", as defined in that certain Employment Agreement between the parties of even date herewith, Licensee shall deliver and pay to Licensor an amount equal to five percent (5%) of Licensee’s gross revenues during the term of this Agreement (the “Royalty”). The Royalty shall be due and payable to Licensor within thirty (30) days of Licensee’s receipt thereof. Licensee shall keep, maintain and preserve, during the term of this Agreement and for at least five (5) years thereafter, complete and accurate records and books of account covering all transactions relating to the License hereby granted, and Licensee’s documentation related to the promotion and marketing of the Licensed Product, including, but not limited to, accounts and records of the computation of revenue generated by the Licensee with generally accepted accounting principles. No less than two (2) times per calendar year, Licensor and/or its duly authorized representatives shall have the right, during regular business hours, during and after the term of this Agreement, to examine such records and books of accounts and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and the terms of this Agreement, and Licensor shall have free and full access thereto and the right to make photocopies therefrom.

3.           Sublicenses. This Agreement neither permits Licensee to grant sublicenses, nor does this Agreement include the right by Licensee to transfer the License without the prior written consent of Licensor; provided, however, that Licensee has the right to transfer the License to an affiliate (as that term is defined under the federal securities laws and regulations) or to a successor to its business.

4.           Retention by Licensor.  Notwithstanding anything to the contrary contained herein, Licensor shall retain his right to use the Licensed Product for the preparation and publishing of a book, in whatever form or medium. Licensor shall deliver and pay to Licensee a royalty in an amount equal to twenty percent (20%) of Licensor’s gross revenues therefrom. Licensee shall be entitled to receive compensation in an amount equal to twenty percent (20%) of any revenue generated by the publishing of said book. Such compensation shall be payable to Licensee within thirty (30) days of Licensor’s actual receipt thereof. Licensor shall keep, maintain and preserve, during the term of this Agreement and for at least five (5) years thereafter, complete and accurate records and books of account covering all transactions relating to such revenue  and Licensor’s documentation related to the promotion and marketing of any such book, including, but not limited to, accounts and records of the computation of such revenue determined in accordance with generally accepted accounting principles consistently applied. No less than two (2) times per calendar year, Licensee and/or its duly authorized representatives shall have the right, during regular business hours, during and after the term of this Agreement, to examine such records and books of accounts and all other documents and materials in the possession or under the control of Licensor with respect to the subject matter and the terms of this Agreement, and Licensee shall have free and full access thereto and the right to make photocopies therefrom.

5.           Sale of Licensed Product to Third Party      Should the operations of Licensee cease at any point, for whatever reason, Licensor may decide to sell ownership of Licensed Product. Licensee shall have rights to twenty percent (20%) of any proceeds generated from such sale.

6.           Infringement.  In the event that any infringement of the Licensed Product comes to the attention of either party, such party shall promptly notify the other party of the infringement. The parties then shall consult with a view to reaching agreement as to ways and means of eliminating the infringement. If either party desires to litigate the infringement and the other party refuses to do so or refuses to bear one-half of the cost of the litigation in return for one-half of the recovery, the party desiring litigation may at its sole discretion, and at its sole cost and expense, bring suit to restrain such infringement, may join the refusing party as a party plaintiff in such suit, and shall be entitled to receive and retain for its own use and benefit any recovery awarded in such suit.

7.           Termination.  If Licensee (a) fails to pay to Licensor the Royalty, if any, payable under the terms of this Agreement, (b) violates or fails to keep or perform any other obligation, term or condition of this Agreement or the Employment Agreement, (c) becomes insolvent or makes an assignment for the benefit of creditors, or (d) is adjudged a bankrupt or is placed in the hands of a receiver or trustee in bankruptcy, then Licensor may, at his option, cancel and terminate this Agreement by giving fifteen (15) days’ written notice, specifying the default complained of; provided, however, that if Licensee shall, within such fifteen (15) days, cure the default complained of, then the notice shall cease to be operative and this Agreement shall continue in full force and effect as though such default had not occurred; and provided further, that if Licensor asserts a default under subparagraphs (b) or (c) above, Licensee may within such fifteen (15) days notify Licensor in writing that it disputes the asserted default in which case that asserted default shall be submitted to arbitration as provided below in this Agreement. In addition to the foregoing,

8.           Indemnification.  Licensee agrees to defend, indemnify and hold harmless Licensor, its affiliates, and its and their stockholders, directors, officers, employees, agents and assignees and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney’s fees) (individually a “Loss” or collectively “Losses”) incurred by them based upon any claim, demand, suit or proceeding (a “Claim”), arising out of Licensee’s (and any approved sublicensee’s) use of the Licensed Product and the rights licensed under this Agreement. Licensee shall promptly notify Licensor of any such claim, demand, suit or proceeding, and Licensee, upon written request by Licensor, shall promptly defend and continue the defense of such claim, demand, suit or proceeding at Licensee’s expense. Licensor agrees to provide reasonable cooperation to Licensee, at Licensee’s expense, in the defense or settlement of any such claim, demand, suit or proceeding. If Licensee fails to undertake and continue such defense, Licensor shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to attorneys’ fees, out-of-pocket costs and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against Licensor shall be paid by Licensee upon demand. Nothing herein shall prevent Licensor from defending, if it so desires in its own discretion, any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by Licensee.

9.           Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to create a partnership or joint venture between either of the parties hereto.  Neither party shall hold itself out as having the inherent or apparent authority to bind the other in any fashion.

10.           DISCLAIMER OF WARRANTY.  EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THE LICENSE IS PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND.  LICENSOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE LICENSE AND THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11.           Arbitration.  Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with the Agreement, or any breach of this Agreement or any such document or instrument (“Dispute”) shall be subject to the negotiation and arbitration provisions contained herein.  Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any other dispute resolution procedure or legal proceeding.  If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure.  If the parties do not reach such resolution through negotiation or mediation, then, upon notice by any party to the other parties (a “Dispute Notice”), the Dispute shall be finally settled by arbitration by a single arbitrator qualified to consider the matter in dispute.  The parties shall attempt to agree on a qualified arbitrator to hear the Dispute, provided that if the parties cannot agree on such an arbitrator within thirty (30) days of the Dispute Notice, the Dispute shall be filed with and administered by the American Arbitration Association, Phoenix, Arizona office (“AAA”) and the AAA shall select a single arbitrator qualified to consider the Dispute.  The arbitration shall be held in Phoenix, Arizona, governed by the Commercial Arbitration Rules, then obtaining, of the AAA, conducted at an arbitration hearing that shall not exceed three (3) days unless otherwise agreed by the parties.  The arbitrator may grant injunctions or other relief in such dispute or controversy and shall rule on all other evidentiary or discovery issues or requests.  The decision of the arbitrator shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrator to be entered in any court of competent jurisdiction.  The parties shall share equally the costs of the arbitrator, but each party shall be responsible for its own attorney fees and other related costs, fees and deposits, notwithstanding any provision to the contrary by statute or the rules of the American Arbitration Association.

12.           Confidentiality.  Both Parties agree: (i) to hold Confidential Information (defined below) in the strictest confidence; (ii) not to make use of or reproduce Confidential Information (other than as permitted hereunder or to perform its obligations hereunder); (iii) to disclose the Confidential information to only those of its agents and employees who have a need to know it; and (iv) to require its agent and employees to protect Confidential Information in a manner commensurate with this Agreement. “Confidential Information” means the information of the parties when it is presented in printed, written, graphic, or photographic or other tangible form (but including information received, stored or transmitted electronically) and marked as “Confidential”, “Proprietary”, “Discloser Private”, or “Restricted” by the discloser, or is information of such nature that the recipient should reasonably know it is confidential information of the discloser. Confidential Information also includes information of the parties, when presented in oral form, that is recorded as written minutes or notes of such oral presentations and which are marked “Confidential” and provided to recipient within thirty (30) days after the date of disclosure.  For purposes of this Agreement, the Licensed Product and any application of same shall be considered Confidential Information of Licensor. Confidential Information shall not include information that: (i) is or has become publicly known through no wrongful act or breach of any obligation of confidentiality; (ii) was rightfully received by the recipient on a non-confidential basis from a third party (provided that such third party is not known to the recipient to be bound by a confidentiality agreement with discloser or another party); or (iii) that recipient can prove was lawfully known to recipient prior to the time it was disclosed to recipient by the disclosing party or learned by recipient under this Agreement.

13.           Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be addressed as follows:

If to Licensor:                        Melvin Brown
3937 E. Bautista Road
Gilbert, Arizona  85297

If to Licensee:                       WatchMe Profile Media Services, Inc.
c/o Oncologix Tech, Inc.
P.O. Box 8832
Grand Rapids, MI  49318-8832

or such other addresses as any party may from time to time specify in writing to the other in accordance with this notice provision. All notices hereunder shall be effective:  (a) three (3) days after deposit in the U.S. Mail, postage prepaid, certified mail, return receipt requested; (b) upon delivery, if delivered in person to the address set forth above; (c) upon transmission if by facsimile delivery with receipt of confirmation; or (d) upon delivery if sent by commercial express service, such as Federal Express.

14.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Arizona.

15.           Further Assurances.  The parties hereto shall execute and deliver any document or writing required and reasonably requested by the other in order to reflect or evidence the terms and conditions contained herein or in any other Agreement between the parties hereto.

16.           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

17.           Amendments.   This Agreement may be amended only in writing by the mutual consent of the parties hereto, evidenced by all necessary and proper authority when appropriate.

18.           Headings.  The articles and paragraph headings in this Agreement are for convenience only and shall not be used in its interpretation or considered part of this Agreement

19.           Entire Agreement.  This Agreement, together with any exhibits which comprise a part of this Agreement, constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof and are agreed to by all parties. All prior agreements or understandings among the parties shall, upon the execution of this Agreement, be null and void.

20.           Severability.  If any clause, provision or term of this Agreement is declared illegal, invalid or unenforceable under applicable present or future laws, then it is the intention of the parties that the remainder of this Agreement shall not be affected and that, in lieu of any such clause, provision, or term, there shall be added as a part thereof a substitute clause, provision or term as similar in substance to such illegal, invalid or unenforceable clause, provision or term as may be possible.

21.           Attorneys’ Fees.  In the event suit is brought or an attorney is retained by any party to this Agreement to enforce the terms hereof, or to collect any monies due hereunder, or to collect money damages for a breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, costs of investigation and other related expenses incurred in conjunction therewith, as determined by the court and not a jury.

22.           Benefit.  This Agreement shall be binding upon and shall inure to the benefit of the parties, their legal representatives, and assigns.

23.           Time.  Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LICENSOR:

                                                                                ____________________________________________
                                                                                MELVIN BROWN

LICENSEE:

WATCHME PROFILE MEDIA SERVICES, INC.,
a Nevada corporation

By:          ______________________________
Melvin Brown
Its:           President

By:           ______________________________
Michael Kramarz
Its:           Vice President

EXHIBIT “2.5b”

PRE-INCORPORATION AGREEMENT

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT

The parties to this Employment Agreement (“Agreement”), dated as of the Effective Date (as hereinafter defined), are Oncologix Tech, Inc., a Nevada corporation (“Oncologix”) and WatchMe Profile Media Services, Inc. a Nevada corporation that is the subsidiary of Oncologix, having its principal place of business at P.O. Box 8832, Grand Rapids, MI  49318-8832  (the “Company”), and Melvin Brown, an individual who resides at 3937 East Bautista Road, Gilbert, Arizona 85297 (“Brown”). The parties have agreed as follows.

1.           BACKGROUND AND PURPOSE

This Agreement is being executed and delivered pursuant to a certain Pre-Incorporation Agreement between the parties, dated on and as of the 4th of February, 2011. Brown is a founder of, shareholder in and developer of the business concept upon which it is proposed to conduct the business of the Company and has licensed to the Company, as established in a separate License Agreement, all concepts, plans, know-how, intellectual property and other assets in his control that are used or useful in the conduct of said business. That Agreement also provides that Brown shall serve as a Director, President and Chief Executive Officer of the Company pursuant to its Bylaws. The purpose of this Agreement is to set out and confirm the terms and conditions under which Brown shall serve as an employee and President of The Company. It is understood and agreed that Oncologix shall cause the Company to perform as provided herein.

2.           EFFECTIVE DATE

This Agreement shall be become effective upon the date (“Effective Date”) on which The Company has been duly organized as provided in the Pre-Incorporation Agreement.

3.           EMPLOYMENT; POSITION AND RESPONSIBILITIES

The Company agrees to employ Brown, and Brown agrees to be employed by the Company, for the Period of Employment as provided below and upon the terms and conditions provided in this Agreement. Brown shall serve as Chief Executive Officer of the Company for five (5) years from the Effective Date (“Period of Employment”). Brown shall report to, and be subject to the direction of, the Board of Directors of the Company (the “Board”). Brown shall perform such duties and exercise such supervision with regard to the business of the Company as are associated with the position, as well as such additional duties as may be prescribed from time to time by the Board. Brown shall, during the Period of Employment, devote substantially all of his time and attention during normal business hours to the performance of services for the Company.

In addition, effective upon the Effective Date, Brown shall serve as a member of the Board; provided that Brown's continued service as a member of the Board shall at all times remain subject to any and all nomination and election procedures in accordance with the Company’s Bylaws. Following the Effective Date, any failure by the shareholders of the Company to re-elect Brown to membership on the Board shall not constitute a breach by the Company of this Agreement.

4.           PERIOD OF EMPLOYMENT

The Period of Employment shall commence on the Effective Date and continue for a period of five (5) years thereafter. It shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (the “Additional Term”) unless either party shall have given written notice to the other, at least six (6) months prior to the expiration of the Period of Employment, provided that any such notice of non-extension delivered by the Company to Brown shall be deemed to constitute a Constructive Discharge (as defined below) of Brown.

5.           ISSUANCE AND SALE OF ONCOLOGIX COMMON STOCK

In consideration of his execution and delivery of this Agreement and the Pre-Incorporation Agreement, Oncologix shall issue to Brown the following number of shares of its common stock, $.001 par value (“Shares”), fully paid and non-assessable upon occurrence of the respective events described in the table below, provided that each such event shall occur while Brown is employed by the Company or any affiliate of the Company. When issued, the Shares shall be the validly issued and outstanding, fully-paid and non-assessable. They will be subject to the same “Investment Restrictions” as set forth in paragraph 3.1 of the Pre-Incorporation Agreement for the shares of common stock issued by the Company.

Number of Shares	Event
1,000,000	The cumulative earnings of the Company, determined according to generally accepted accounting principles consistently applied, shall exceed $83,334. ($50,000/.60)
1,000,000	The cumulative earnings of the Company, determined according to generally accepted accounting principles consistently applied, shall exceed $166,667 ($100,000/.60)
1,000,000	The cumulative earnings of the Company, determined according to generally accepted accounting principles consistently applied, shall exceed $416,667. ($250,000/.60)

6.           COMPENSATION AND BENEFITS

For all services rendered by Brown pursuant to this Agreement during the Period of Employment, including services as an officer, director, or committee member of the Company or any subsidiary or affiliate of the Company, Brown shall be compensated as follows:

(a) Base Salary.  The Company shall initially pay Brown a fixed base salary (“Base Salary”) of not less than $72,000.00 per annum, and thereafter Brown shall be eligible to receive annual increases as the Board deems appropriate, in accordance with the Company's customary procedures regarding salaries of senior officers.

(b) Annual Incentive Awards.  In addition, Brown shall be eligible to earn an Annual Bonus for each fiscal year of the Company ending during the Period of Employment, if the Company achieves the target performance goals established by the Board of Directors for such fiscal year, equal to 200% of Brown's Base Salary for such fiscal year.

(c) Additional Benefits.  Brown shall be entitled to participate in all other compensation and employee benefit plans or programs and receive all benefits and perquisites for which salaried employees of the Company generally are eligible under any plan or program now in effect or later established by the Company, on the same basis as similarly situated senior executives of the Company with comparable duties and responsibilities. Brown shall participate to the extent permissible under the terms and provisions of such plans or programs, and in accordance with the terms of such plans and programs.

7.           BUSINESS EXPENSES

The Company shall reimburse Brown for all reasonable travel and other expenses incurred by Brown in connection with the performance of his duties and obligations under this Agreement. Brown shall comply with such limitations and reporting requirements with respect to expenses as may be established by the Company from time to time and shall promptly provide all appropriate and requested documentation in connection with such expenses.

8.           TERMINATION OF EMPLOYMENT

8.1           Automatic. This Agreement shall be automatically terminated upon the first to occur of the following (a) the Company’s termination pursuant to section 8.2, (b) Brown's termination pursuant to section 8.3 or (c) Brown's death.

8.2           By the Company. This Agreement may be terminated by the Company upon written notice to the Executive upon the first to occur of the following:

(a)           Disability. Upon Brown's Disability (as defined herein). The term “Disability” shall mean Brown's absence from work due to a physical or mental illness or disability for a consecutive period of one hundred eighty (180) days in any one (1) year period.

(b)           Cause. Upon Brown's commission of Cause (as defined herein). The term “Cause” shall mean the following:

(i)           Any willful violation by Brown of any material provision of this Agreement causing demonstrable and serious injury to the Company, upon written notice of same by the Company describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 8.2(b)(i), which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Brown proceeds with due diligence not later than ten (10) days after such notice to cure such breach;

(ii)           Embezzlement by Brown of funds or property of the Company;

(iii)           Fraud or willful misconduct on the part of Brown in the performance of his duties as an employee of the Company, or gross negligence on the part of Brown in the performance of his duties as an employee of the Company causing demonstrable and serious injury to the Company, provided that the Company has given written notice of such breach which notice describes in detail the breach asserted and stating that it constitutes notice pursuant to this Section 8.2(b)(iii), and which breach, if capable of being cured, has not been cured within sixty (60) days after such notice or such longer period of time if Brown proceeds with due diligence not later than ten (10) days after such notice to cure such breach; or

(iv)           A felony conviction of Brown under the laws of the United States or any state (except for any conviction based on a vicarious liability theory and not the actual conduct of the Brown).

Upon a termination for Cause, the Company shall pay Brown his Base Salary and benefits including vacation pay through the date of termination of employment; and Brown shall receive no severance under this Agreement. All shares of the Company owned by Brown at the time of termination for cause shall be retained by Brown. Any shares due to Brown but not yet issued at the time of termination for Cause shall be issued to Brown within ninety (90) days of the termination for Cause.

8. 3           By Brown. This Agreement may be terminated by Brown upon written notice to the Company upon the first to occur of the following:

(a)           Change in Control. Upon the occurrence of a Change in Control (as defined herein) of the Company. The term “Change in Control” shall mean any of the following: (i) a replacement of more than one half of the Board of Directors of the Company, (ii) a sale of more than one half of the voting securities of the Company or the sale or exchange of all or substantially all of the assets of the Company (except to Oncologix or an affiliate of Oncologix), (ii) a merger or consolidation involving Oncologix where Oncologix is not the survivor in such merger or consolidation (or the entity ultimately owning or controlling Oncologix), (iii) a liquidation, winding up, or dissolution of either Oncologix or the Company or (v) an assignment for the benefit of creditors, foreclosure sale, voluntary filing of a petition under the Bankruptcy Reform Act of 1978, or an involuntary filing under such Act which filing is not stayed or dismissed within forty-five (45) days of filing.

(b)           Constructive Termination. Upon the occurrence of a Constructive Termination (as defined herein) by the Company. The term “Constructive Termination” shall mean any of the following:

(i)           Any breach by the Company of any material provision of this Agreement, including, without limitation, the assignment to Brown of duties inconsistent with his position specified above or any breach by the Company of such Section, which is not cured within sixty (60) days after written notice of same by Brown, describing in detail the breach asserted and stating that it constitutes notice pursuant to this Section 8.3;

(ii)           A substantial and continued reduction in the level of support, services, staff, secretarial resources, office space, and accoutrements below that which is reasonably necessary for the performance of Brown’s duties hereunder, consistent with that of other key executive employees.

8.4           Consequences of Termination. Upon any termination of Brown’s employment with the Company, except for a termination for Cause, Brown shall be entitled to (a) a payment equal to the worth of the then-existing Base Salary and the previous year’s Bonus (b) retain any “additional benefits” referred to in Section 6 for the balance of the term.

9.           OTHER DUTIES OF BROWN DURING AND AFTER THE PERIOD OF EMPLOYMENT

(a)           Brown shall, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and fully cooperate with the Company and its affiliates as may be requested in connection with any claims or legal action in which the Company or any of its affiliates is or may become a party. After the Period of Employment, Brown shall cooperate as reasonably requested by the Company and its affiliates in connection with any claims or legal actions in which the Company or any of its affiliates is or may become a party. The Company agrees to reimburse Brown for any reasonable out-of-pocket expenses incurred by Brown by reason of such cooperation, including any loss of salary, and the Company shall make reasonable efforts to minimize interruption of Brown's life in connection with his cooperation in such matters as provided for in this paragraph.

(b)           Brown recognizes and acknowledges that all information pertaining to this Agreement or to the affairs, business, results of operations, accounting methods, practices and procedures, acquisition candidates, financial condition, clients, customers, or other relationships of the Company or any of its affiliates (“Confidential Information”) is confidential and is a unique and valuable asset of the Company or any of its affiliates. Access to and knowledge of certain of Confidential Information is essential to the performance of Brown's duties under this Agreement. Brown shall not during the Period of Employment or thereafter, except to the extent reasonably necessary in performance of his duties under this Agreement, give to any person, firm, association, corporation, or governmental agency any Confidential Information, except as may be required by law.  Brown shall not make use of the Confidential Information for his own purposes or for the benefit of any person or organization other than the Company or any of its affiliates. Brown shall also use his best efforts to prevent the disclosure of this Confidential Information by others. All records, memoranda, etc. relating to the business of the Company or its affiliates, whether made by Brown or otherwise coming into his possession, are confidential and shall remain the property of the Company or its affiliates.

(c)           During the Period of Employment and for a two-year period thereafter (the “Restricted Period”), irrespective of the cause, manner, or time of any termination, Brown shall not use his status with the Company or any of its affiliates to obtain loans, goods, or services from another organization on terms that would not be available to him/her in the absence of his relationship to the Company or any of its affiliates.

(d)           During the Restricted Period, Brown shall not make any statements or perform any acts intended to have the effect of advancing the interest of any existing competitors (or any entity Brown knows to be a prospective competitor) of the Company or any of its affiliates or in any way injuring the interests of the Company or any of its affiliates. During the Restricted Period, Brown, without prior express written approval by the Board, shall not engage in, or directly or indirectly (whether for compensation or otherwise) own or hold proprietary interest in, manage, operate, or control, or join or participate in the ownership, management, operation, or control of, or furnish any capital to or be connected in any manner with, any party that competes in any way or manner with the business of the Company or any of its affiliates, as such business or businesses may be conducted from time to time, either as a general or limited partner, proprietor, common or preferred shareholder, officer, director, agent, employee, consultant, trustee, affiliate, or otherwise. Brown acknowledges that the Company and its affiliate businesses are conducted nationally and internationally and agrees that the provisions in the foregoing sentence shall operate throughout the United States and the world.

(e)           During the Restricted Period, Brown, without express prior written approval from the Board, shall not solicit any members or the then-current clients of the Company or any of its affiliates for any existing business of The Company or any of its affiliates or discuss with any employee of the Company or any of its affiliates information or operation of any business intended to compete with the Company or any of its affiliates.

(f)           During the Restricted Period, Brown shall not interfere with the employees or affairs of the Company or any of its affiliates or solicit or induce any person who is an employee of the Company or any of its affiliates to terminate any relationship such person may have with the Company or any of its affiliates, nor shall Brown during such period directly or indirectly engage, employ, or compensate, or cause or permit any person with which Brown may be affiliated, to engage, employ, or compensate, any employee of the Company or any of its affiliates. Brown hereby represents and warrants that Brown has not entered into any agreement, understanding, or arrangement with any employee of the Company or any of its affiliates pertaining to any business in which Brown has participated or plans to participate, or to the employment, engagement, or compensation of any such employee.

 (g)           For the purposes of this Agreement, proprietary interest means legal or equitable ownership, whether through stock holding or otherwise, of an equity interest in a business, firm, or entity or ownership of more than ____% of any class of equity interest in a publicly held company and the term affiliate shall include without limitation all subsidiaries and licensees of the Company.

(h)           Brown hereby acknowledges that damages at law may be an insufficient remedy to the Company if Brown violates the terms of this Section 9 and that the Company shall be entitled, upon making the requisite showing, to preliminary and/or permanent injunctive relief in any court of competent jurisdiction to restrain the breach of or otherwise to specifically enforce any of the covenants contained in this Section 9 without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have. Without limiting the generality of the foregoing, neither party shall oppose any motion the other party may make for any expedited discovery or hearing in connection with any alleged breach of this Section 9.

(i)           The period of time during which the provisions of this Section 9 shall be in effect shall be extended by the length of time during which Brown is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company's application for injunctive relief.

(j)           Brown agrees that the restrictions contained in this Section 9 are an essential element of the compensation Brown is granted hereunder and but for Brown's agreement to comply with such restrictions, the Company would not have entered into this Agreement.

10.           INDEMNIFICATION

The Company shall indemnify Brown to the fullest extent permitted by the laws of the state of The Company's incorporation in effect at that time, or the Articles of Incorporation and Bylaws of the Company, whichever affords the greater protection to Brown’s (including payment of expenses in advance of final disposition of a proceeding).

11.           MITIGATION

Brown shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by Brown as the result of employment by another employer after the date Browns employment hereunder terminates.

12.           CONSOLIDATION, MERGER, OR SALE OF ASSETS

Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation that assumes this Agreement and all obligations and undertakings of the Company hereunder. If (i) there is a merger, consolidation, or other business combination involving the Company, or (ii) all or substantially all of the voting stock of the Company is held by another public company, the term the Company shall mean the successor to the Company's business or assets referred to in (i) above or such public company referred to in (ii) above, and this Agreement shall continue in full force and effect. Notwithstanding the foregoing, the Company shall require any successor thereto, by agreement in form and substance reasonably satisfactory to Brown to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of the Agreement and shall entitle Brown to compensation from the Company in the same amount and on the same terms as Brown would be entitled hereunder if the Company had terminated Brown's employment without “Cause” as described herein, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

13.           NO ASSIGNMENT.

Except as specifically provided herein, neither party may assign or delegate, directly or indirectly, all or part of its rights or obligations under this Agreement without the prior written consent of the other party.

14.           NOTICES.

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt, to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows: (i) if to the Company or Oncologix, at the address listed above; or (ii) if to Brown, at the address listed above.  Notice may be given via fax, and shall be deemed given when transmission has been successfully completed.  Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

15.           BINDING EFFECT.

This Agreement shall be binding upon and inure to the benefit of the successors in interest and permitted assigns of the respective parties.

16.           ENTIRE AGREEMENT.

This Agreement, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior negotiations and existing agreements between such parties, and cannot be amended, supplemented or changed orally but only by an agreement in writing signed by the parties hereto and making specific reference to this Agreement.

17.           ADVICE OF COUNSEL.

The parties have read the Agreement and fully understand the Agreement and acknowledge that they have been advised by their respective attorneys with respect to the advisability of entering into this Agreement and the legal effect of executing the same. BROWN ACKNOWLEDGES THAT NEITHER THE COMPANY NOR ITS COUNSEL HAVE GIVEN HIM ANY TAX ADVICE AND THAT HE HAS RELIED FOR SUCH ADVICE ON HIS OWN COUNSEL.

18.           NO WAIVER.

No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged therewith, and the waiver of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any other or subsequent breach of the same or any other provision hereof.

19.           SETTLEMENT OF DISPUTES.

Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with the Agreement, or any breach of this Agreement or any such document or instrument (“Dispute”) shall be subject to the negotiation and arbitration provisions contained herein.  Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any other dispute resolution procedure or legal proceeding.  If the Dispute cannot be settled through negotiation, the parties shall make every reasonable effort to settle the Dispute by mediation by a single mediator qualified to consider the matter in dispute before resorting to any legal proceedings or any other dispute resolution procedure.  If the parties do not reach such resolution through negotiation or mediation, then, upon notice by any party to the other parties (a “Dispute Notice”), the Dispute shall be finally settled by arbitration by a single arbitrator qualified to consider the matter in dispute.  The parties shall attempt to agree on a qualified arbitrator to hear the Dispute, provided that if the parties cannot agree on such an arbitrator within thirty (30) days of the Dispute Notice, the Dispute shall be filed with and administered by the American Arbitration Association, Phoenix, Arizona office (“AAA”) and the AAA shall select a single arbitrator qualified to consider the Dispute.  The arbitration shall be held in Phoenix, Arizona, governed by the Commercial Arbitration Rules, then obtaining, of the AAA, conducted at an arbitration hearing that shall not exceed three (3) days unless otherwise agreed by the parties.  The arbitrator may grant injunctions or other relief in such dispute or controversy and shall rule on all other evidentiary or discovery issues or requests.  The decision of the arbitrator shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrator to be entered in any court of competent jurisdiction.  The parties shall share equally the costs of the arbitrator, but each party shall be responsible for its own attorney fees and other related costs, fees and deposits, notwithstanding any provision to the contrary by statute or the rules of the American Arbitration Association.

20.           ADDITIONAL ACTS AND DOCUMENTS.

Each party hereto agrees to do all things and take all such actions, and to make, execute and deliver such other documents as shall be reasonably requested to carry out the provision, intent and purpose of this Agreement.

21.           SEVERABILITY.

All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

22.           FAIR CONSTRUCTION.

The terms of this Agreement have been negotiated by the parties hereto and the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent.  This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit hereunder at issue.  Without limiting the generality of the foregoing, this Agreement shall be not be construed against any party or parties because of such party's or parties' involvement in its preparation or drafting.

23.           HEADINGS.

The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

24.           COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25.           GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the internal laws of the State of Arizona applicable to agreements made and to be performed in said State.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on and as of the Effective Date.

Oncologix Tech, Inc.

By :  ___________________________
           Anthony Silverman, President

WatchMe Profile Media Services, Inc.

By :__________________________
          Michael Kramarz, Vice President

______________________________________
         Melvin Brown